HEALTH INSURANCE INNOVATIONS, INC.

LONG TERM INCENTIVE PLAN

(FOR NON-EMPLOYEE DIRECTORS)

Restricted Stock Award Agreement

You have been granted Restricted Stock (this “Award”) on the following terms and subject to the provisions of Attachment A and the Long Term Incentive Plan (the “Plan”) of Health Insurance Innovations, Inc. (the “Company”). Unless defined in this Award Agreement (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	[________]

Number of Shares Underlying Award	[_____] Shares (to the extent not vested as of any applicable date, the “Restricted Shares”)

Grant Date	[_____]

Vesting Schedule

(subject to Section 3 of Attachment A)

Vesting	Subject to Section 3 of Attachment A, the Restricted Shares shall vest and become non-forfeitable in four tranches, on the following dates in the following amounts: [______]: [_____] [______]: [_____]

Attachment A

Restricted Stock Award Agreement

Terms and Conditions

Grant to: [_____]

Section 1. Grant of Restricted Stock Award. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants this Award to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A. This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2. Issuance of Shares.

(a) Generally. The Restricted Shares shall be evidenced by entry into the register of members of the Company; provided, however, that the Committee may determine that the Restricted Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a share certificate or certificates. In the event that any share certificate is issued in respect of the Restricted Shares, such certificate shall (i) be registered in the name of the Participant, (ii) bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Shares and (iii) be held in custody by the Company.

(b) Voting Rights. The Participant shall have voting rights with respect to the Restricted Shares.

(c) Dividends. All cash and other dividends and distributions, if any, that are paid with respect to the Restricted Shares shall be paid to the Participant at the time that the portion of this Award to which such dividends or other distributions relate vests and becomes nonforfeitable.

(d) Transferability. Unless and until the Restricted Shares become vested in accordance with this Agreement, the Restricted Shares shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant, and any purported assignment, sale, transfer or other alienation not permitted hereunder shall be void.

(e) Section 83(b) Election. If the Participant chooses, the Participant may make an election under Section 83(b) of the Code with respect to the Restricted Shares, which would cause the Participant currently to recognize income for U.S. federal income tax purposes in an amount equal to the excess (if any) of the Fair Market Value of the Restricted Shares (determined as of the Grant Date) over the amount, if any, that the Participant paid for the Restricted Shares, which excess will be subject to U.S. federal income tax. The form for making a Section 83(b) election is available from the Company at the address indicated in Section 4(a). The Participant acknowledges that (i) the Participant is solely responsible for the decision whether or not to make a Section 83(b) election, and the Company is not making any recommendation with respect thereto, (ii) it is the Participant’s sole responsibility to timely file the Section 83(b) election within 30 days after the Grant Date, if the Participant decides to make such election, and (iii) if the Participant does not make a valid and timely Section 83(b) election, the Participant will be required to recognize ordinary income at the time of vesting on any future appreciation on the Restricted Shares.

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(f) Withholding Requirements. The Company may withhold any tax (or other governmental obligation) that becomes due with respect to the Restricted Shares (or any dividend or distribution thereon), and the Participant shall make arrangements satisfactory to the Company to enable the Company to satisfy all such withholding requirements. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the Participant to satisfy any such withholding requirement by transferring to the Company pursuant to such procedures as the Committee may require, effective as of the date on which such requirement arises, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of such date that is equal to the minimum amount required to be withheld. If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares transferred to the Company as provided above.

Section 3. Vesting; Change in Control; Forfeiture upon Termination of Service.

(a) Vesting. The Restricted Shares shall vest and become non-forfeitable (subject to Section 3(b)) in accordance with the Vesting Schedule set forth on the cover page of this Agreement; provided that the Restricted Shares shall vest on any date in such Vesting Schedule only if no Termination of Service occurs with respect to the Participant on or prior to such vesting date. In the event of the Participant’s Termination of Service at any time and for any reason, the unvested Restricted Shares shall be forfeited in their entirety without any payment to the Participant.

(b) Termination for Cause. In the event of the Participant’s Termination of Service for Cause (as determined by the Committee in good faith), all of the Participant’s Shares of Restricted Stock granted under this Agreement, including those that are otherwise vested, shall be forfeited in their entirety simultaneously with the Termination of Service without any payment to the Participant.

(c) Change of Control. If the Participant holds Restricted Shares at the time a Change in Control occurs, the Restricted Shares shall become 100% vested and non-forfeitable on the date of the Change in Control immediately prior to the consummation thereof.

(d) Effect of Vesting. Subject to the provisions of this Agreement, upon the vesting of any of the Restricted Shares, the restrictions under this Award with respect to such Shares shall lapse. Subject to any applicable Lock Up Agreement, such Shares shall be fully assignable, saleable and transferable by the Participant, and the Company shall deliver such Shares to the Participant by transfer to the Depository Trust Company for the benefit of the Participant or by delivery of a share certificate registered in the Participant’s name and such transfer shall be evidenced in the register of members of the Company.

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Section 4. Change in Control. Without limiting the Committee’s power under the Plan, upon the occurrence of a Change in Control, the Committee is authorized (but not obligated) to make adjustments to the terms and conditions of the Restricted Shares without the need for the consent of the Participant, including, without limitation, the following (or any combination thereof):

(a) The Committee may provide for the continuation or assumption of the Restricted Shares and this Agreement by the acquiring or successor entity (or parent thereof), including the Company if it is the surviving entity, or for the substitution of the Restricted Shares and this Agreement with a substitute award with terms comparable to the Restricted Shares and this Agreement (in each case with appropriate adjustments as to the number and type of Shares (or other securities) underlying the Award or substitute award). The determination of such appropriate adjustments and comparability shall be made by the Committee.

(b) The Committee may provide for the cancellation of all or any portion of the Restricted Shares for value (payable in the form of cash, stock, securities, other property or any combination thereof) based upon the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction.

Section 5. Miscellaneous Provisions.

(a) Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Attention: Chief Financial Officer

Facsimile: (877) 376-5832

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b) Entire Agreement. This Agreement, the Plan and any other agreements referred to herein and therein and any attachments referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

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(c) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Committee may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(e) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g) Plan. The Participant acknowledges and understands that material definitions and provisions concerning this Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of the Plan.

(h) Governing Law. The Agreement shall be governed by the laws of the State of Florida, without application of the conflicts of law principles thereof.

(i) No Right to Continued Service. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of such Participant.

(j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

HEALTH INSURANCE INNOVATIONS, INC.

By:
[_________]

PARTICIPANT

[_________]